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                                                                    EXHIBIT 99


PHARMACOPEIA COMPLETES ACQUISITION OF OXFORD MOLECULAR GROUP'S SOFTWARE SUBSIDIARIES

PRINCETON, N.J., Sept. 6 /PRNewswire/ -- Pharmacopeia, Inc. (Nasdaq: PCOP - news) today announced that it has completed its acquisition of the software subsidiaries of Oxford Molecular Group ("OMG").

"We are excited to have completed this acquisition and look forward to a rapid and successful integration process," said Joseph A. Mollica, Ph.D., Pharmacopeia's Chairman, President and CEO. "The scientific products and technologies that we have acquired from Oxford Molecular will enhance and complement our existing drug discovery and chemical development solutions. Of particular interest is the GCG product line, which is a recognized leader in the large and growing fields of bioinformatics and gene sequence analysis. We are also excited about the RS3 products that augment and complement our existing cheminformatics tools. Collectively, these products will better enable our customers to collect, analyze and make productive use of the abundant biological and chemical data emerging from today's drug discovery efforts. With the addition of these assets and the more than 120 highly skilled OMG employees to our team, we are confident that we can continue to accelerate the drug discovery and chemical development needs of our customers."

Pharmacopeia originally announced its intention to acquire OMG's software subsidiaries on August 9, 2000. Pharmacopeia paid approximately $27 million, comprised of cash and the assumption of certain liabilities, and accounted for the transaction using the purchase method of accounting.

Pharmacopeia (www.pharmacopeia.com) is a leader in enabling science and technology that accelerates drug discovery and chemical development. Pharmacopeia's Software segment, which includes MSI, Synopsys Scientific Systems, and the newly acquired bioinformatics and cheminformatics subsidiaries from Oxford Molecular Group, develops and commercializes molecular modeling, simulation and informatics software and services. Pharmacopeia's Drug Discovery Services segment integrates proprietary small molecule combinatorial chemistry, high-throughput screening and informatics to accelerate its customers' drug discovery efforts. The software technologies and drug discovery services are integrated to support: 1) software sales and systems integration services for pharmaceutical, biotechnology, and chemical research, and 2) lead identification and optimization for drug discovery. Pharmacopeia employs approximately 675 people, generated 1999 revenues of approximately $104 million, and is headquartered in Princeton, NJ. Major regional operations are in San Diego, CA and Cambridge, England.

When used anywhere in this document, the words "expects," "believes," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Pharmacopeia has based these forward-looking statements on its current expectations about future events. Such statements are subject to risks and uncertainties including, but not limited to, the successful implementation of Pharmacopeia's new strategic plan, the acceptance of new products, the obsolescence of existing products, the resolution of existing and potential future patent issues, additional competition, changes in economic conditions, and other risks described


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in documents Pharmacopeia has filed with the Securities and Exchange Commission, including its most recent report on Form 10-K and subsequent reports on Form 10-Q. All forward- looking statements in this document are qualified entirely by the cautionary statements included in this document and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by forward-looking statements contained in this document. These forward-looking statements speak only as of the date of this document. Pharmacopeia disclaims any undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.


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